CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated July 23, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 3.


                                /s/ Arthur Andersen LLP
                                ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
 October 29, 1997